 FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP
ANNOUNCES THIRD QUARTER EARNINGS

October 26, 2016 - Honesdale, Pennsylvania
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank, announced earnings for the three months ended September 30, 2016 of $612,000.  This represents a $1,165,000 decrease from the $1,777,000 earned in the same three-month period of 2015 due primarily to $1,659,000 of merger-related expenses incurred in connection with the acquisition of Delaware Bancshares, Inc. which closed on July 31, 2016.  Earnings per share (fully diluted) were $.15 in the 2016 period, decreasing from the $.48 earned in the similar period of last year.  Net income for the nine months ended September 30, 2016 totaled $4,365,000, which is $1,416,000 lower than the same period of 2015 primarily due to the merger costs recognized in the 2016 period.  Earnings per share (fully diluted) for the nine months ended September 30, 2016 totaled $1.15 per share compared to $1.57 per share in the 2015 period.  The annualized return on average assets and average equity for the nine-month period was 0.69% and 5.45%, respectively.
Total assets as of September 30, 2016 were $1.125 billion with loans receivable of $706.2 million, deposits of $922.2 million and stockholders' equity of $115.7 million.  Total assets have increased $375.7 million during the past twelve months while loans, deposits and stockholders' equity have increased $162.7 million, $350.9 million and $13.8 million, respectively.  As a direct result of the acquisition of Delaware Bancshares, Inc., total assets increased $368.6 million while loans, deposits and stockholders' equity increased $112.1 million, $327.3 million and $12.2 million, respectively.

Non-performing assets, which include non-performing loans and foreclosed real estate owned, totaled $7.6 million or 0.68% of total assets as of September 30, 2016 compared to $6.6 million or 0.86% of assets as of June 30, 2016 and $10.5 million or 1.40% of total assets as of September 30, 2015.  Net charge-offs were $84,000 for the quarter and totaled $2,733,000 for the nine months ended September 30, 2016 compared to $921,000 and $1,889,000, respectively, for the similar periods in 2015.  Based on management's analysis, the Company added $450,000 and $1,600,000 to the allowance for loan losses for the three and nine-month periods ended September 30, 2016, respectively, compared to $720,000 and $1,760,000, respectively, for the similar periods in 2015.  The allowance for loan losses totaled $6,164,000 as of September 30, 2016 and represented 274% of total non-performing loans, compared to $5,747,000 and 63% of non-performing loans as of September 30, 2015.
For the three months ended September 30, 2016, net interest income, on a fully taxable equivalent basis (fte), totaled $8,056,000, which represents an increase of $1,643,000 compared to the similar period in 2015 due primarily to growth from the acquisition.  Net interest margin (fte) for the 2016 period was 3.50% compared to 3.68% for the similar period in 2015 due primarily to a 23 basis point decrease in the yield on average earning assets.  Net interest income (fte) for the nine months ended September 30, 2016 totaled $21,348,000, an increase of $1,943,000 compared to the similar period in 2015 due primarily to the acquisition.  Net interest margin (fte) year-to-date for the 2016 period was 3.65% compared to 3.76% in 2015.
Other income for the three months ended September 30, 2016 totaled $1,399,000 compared to $1,071,000 for the similar period in 2015.  The increase reflects fees and service charges related to the twelve community offices acquired from Delaware

Bancshares, Inc.  For the nine months ended September 30, 2016, other income totaled $3,689,000 compared to $3,483,000 in the 2015 period.  Gains on the sales of investment securities totaled $269,000 on sales of $101.8 million for the 2016 year-to-date period compared to $508,000 on sales of $28.3 million in the corresponding 2015 period.  The increased volume of sales in the 2016 period includes the repositioning of the portfolio acquired.  Excluding gains from the sales of securities, other income improved $445,000 over the first nine months of 2015.
Other expenses totaled $7,679,000 for the three months ended September 30, 2016, compared to $4,070,000 in the similar period of 2015.  Merger costs totaled $1,659,000 during the period while expenses related to the operations of the twelve new community offices totaled $795,000.  For the nine months ended September 30, 2016, other expenses totaled $16,556,000 compared to $12,425,000 for the similar period in 2015, an increase of $4,131,000, which includes the costs related to the acquisition.
Mr. Critelli commented, "We successfully completed our acquisition of Delaware Bancshares, Inc. and integrated all the operating systems during the third quarter.  Norwood now has $1.1 billion in assets and operates 27 branches in a six county area in two states.  During the quarter, we recognized the majority of the expenses related to the acquisition, and we expect that fourth quarter earnings will begin to reflect the full benefit of the transaction.  We continue to search out opportunities available to us and we look forward to serving our growing base of stockholders and customers."
Norwood Financial Corp., through its subsidiary Wayne Bank, operates fifteen offices in Northeastern Pennsylvania and twelve offices in Delaware and Sullivan Counties, New York.  The New York offices represent locations that were assumed through the acquisition of Delaware Bancshares, Inc. and its wholly-owned subsidiary,

 NBDC Bank.  The Company's stock is traded on the Nasdaq Global Market, under the symbol, "NWFL".
Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words "believes", "anticipates", "contemplates", "expects", and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Measures
This release references tax-equivalent interest income and net interest income, which are non-GAAP (Generally Accepted Accounting Principles) financial measures.  Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%.  We believe the presentation of interest income and net interest income on a tax–equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended September 30		Nine months ended September 30
	2016	2015	2016	2015
Net interest income	$7,570	$6,053	$20,139	$18,409
Tax equivalent basis adjustment using 34% marginal tax rate	486	360	1,209	996
Net interest income on a fully taxable equivalent basis	$8,056	$6,413	$21,348	$19,405

Contact:    William S. Lance
   Executive Vice President &
                Chief Financial Officer
   NORWOOD FINANCIAL CORP
   570-253-8505
                www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)

	September 30
	2016	2015
ASSETS
Cash and due from banks	$19,404	$11,164
Interest-bearing deposits with banks	13,729	552
Cash and cash equivalents	33,133	11,716

Securities available for sale	310,126	153,305
Loans receivable	706,199	543,536
Less: Allowance for loan losses	6,164	5,747
Net loans receivable	700,035	537,789
Regulatory stock, at cost	2,351	2,488
Bank premises and equipment, net	13,617	6,503
Bank owned life insurance	35,889	18,686
Foreclosed real estate owned	5,386	1,345
Accrued interest receivable	3,541	2,499
Goodwill	11,679	9,715
Other intangible assets	652	309
Deferred tax asset	5,560	3,345
Other assets	3,088	1,629
TOTAL ASSETS	$1,125,057	$749,329

LIABILITIES
Deposits:
Non-interest bearing demand	$200,481	$115,313
Interest-bearing	721,763	456,040
Total deposits	922,244	571,353
Short-term borrowings	33,156	41,546
Other borrowings	34,294	29,162
Junior subordinated debentures	8,248	-
Accrued interest payable	1,040	996
Other liabilities	10,375	4,332
TOTAL LIABILITIES	1,009,357	647,389

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2016: 4,156,273 shares, 2015: 3,718,018 shares	416	372
Surplus	47,576	35,310
Retained earnings	66,210	66,431
Treasury stock, at cost: 2016: 32,797 shares, 2015: 33,299 shares	(908)	(894)
Accumulated other comprehensive income	2,406	721
TOTAL STOCKHOLDERS' EQUITY	115,700	101,940

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,125,057	$749,329

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
INTEREST INCOME
Loans receivable, including fees	$7,267	$5,958	$19,752	$17,943
Securities	1,239	911	3,008	2,884
Other	22	3	28	15
Total Interest income	8,528	6,872	22,788	20,842

INTEREST EXPENSE
Deposits	677	611	1,838	1,833
Short-term borrowings	65	19	142	47
Other borrowings	216	189	669	553
Total Interest expense	958	819	2,649	2,433
NET INTEREST INCOME	7,570	6,053	20,139	18,409
PROVISION FOR LOAN LOSSES	450	720	1,600	1,760
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,120	5,333	18,539	16,649

OTHER INCOME
Service charges and fees	829	592	2,000	1,776
Income from fiduciary activities	126	126	342	341
Net realized gains on sales of securities	0	63	269	508
Gains on sales of loans, net	0	16	54	56
Earnings and proceeds on life insurance policies	283	167	616	497
Other	161	107	408	305
Total other income	1,399	1,071	3,689	3,483

OTHER EXPENSES
Salaries and employee benefits	3,070	2,175	7,620	6,383
Occupancy, furniture and equipment	755	473	1,736	1,571
Data processing	423	247	949	682
Taxes, other than income	205	175	535	525
Professional fees	185	140	516	447
FDIC Insurance assessment	170	119	402	278
Foreclosed real estate owned	119	47	582	436
Merger related	1,659	-	1,664	-
Other	1,093	694	2,552	2,103
Total other expenses	7,679	4,070	16,556	12,425

INCOME BEFORE TAX	840	2,334	5,672	7,707
INCOME TAX EXPENSE	228	557	1,307	1,926
NET INCOME	$612	$1,777	$4,365	$5,781

Basic earnings per share	$0.15	$0.48	$1.16	$1.57

Diluted earnings per share	$0.15	$0.48	$1.15	$1.57

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended September 30	2016	2015

Net interest income	$7,570	$6,053
Net income	612	1,777

Net interest spread (fully taxable equivalent)	3.37%	3.53%
Net interest margin (fully taxable equivalent)	3.50%	3.68%
Return on average assets	0.24%	0.95%
Return on average equity	2.13%	6.95%
Basic earnings per share	$0.15	$0.48
Diluted earnings per share	$0.15	$0.48

For the Nine Months Ended September 30

Net interest income	$20,139	$18,409
Net income	4,365	5,781

Net interest spread (fully taxable equivalent)	3.50%	3.62%
Net interest margin (fully taxable equivalent)	3.65%	3.76%
Return on average assets	0.69%	1.05%
Return on average equity	5.45%	7.65%
Basic earnings per share	$1.16	$1.57
Diluted earnings per share	$1.15	$1.57

As of September 30

Total assets	$1,125,057	$749,329
Total loans receivable	706,199	543,536
Allowance for loan losses	6,164	5,747
Total deposits	922,244	571,353
Stockholders' equity	115,700	101,940
Trust assets under management	136,307	127,815

Book value per share	$25.94	$27.42
Equity to total assets	10.28%	13.60%
Allowance to total loans receivable	0.87%	1.06%
Nonperforming loans to total loans	0.32%	1.69%
Nonperforming assets to total assets	0.68%	1.40%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
ASSETS
Cash and due from banks	$19,404	$8,171	$8,709	$9,744	$11,164
Interest-bearing deposits with banks	13,729	4,444	254	266	552
Cash and cash equivalents	33,133	12,615	8,963	10,010	11,716

Securities available for sale	310,126	129,721	143,948	138,851	153,305
Loans receivable	706,199	581,220	565,787	559,925	543,536
Less: Allowance for loan losses	6,164	5,798	7,642	7,298	5,747
Net loans receivable	700,035	575,422	558,145	552,627	537,789
Regulatory stock, at cost	2,351	2,228	2,982	3,412	2,488
Bank owned life insurance	35,889	19,082	18,951	18,820	18,686
Bank premises and equipment, net	13,617	6,328	6,390	6,472	6,503
Foreclosed real estate owned	5,386	5,414	2,855	2,847	1,345
Goodwill and other intangibles	12,331	9,952	9,975	10,000	10,024
Other assets	12,189	7,067	7,895	7,466	7,473
TOTAL ASSETS	$1,125,057	$767,829	$760,104	$750,505	$749,329
		.	.	.	.
LIABILITIES
Deposits:
Non-interest bearing demand	$200,481	$121,743	$113,225	$107,814	$115,313
Interest-bearing deposits	721,763	462,516	447,266	443,095	456,040
Total deposits	922,244	584,259	560,491	550,909	571,353
Other borrowings	83,946	74,679	91,528	94,361	70,708
Other liabilities	3,167	4,300	5,387	4,237	5,328
TOTAL LIABILITIES	1,009,357	663,238	657,406	649,507	647,389

STOCKHOLDERS' EQUITY	115,700	104,591	102,698	100,998	101,940

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,125,057	$767,829	$760,104	$750,505	$749,329

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)

	September 30	June 30	March 31	December 31	September 30
Three months ended	2016	2016	2016	2015	2015
INTEREST INCOME
Loans receivable, including fees	$7,267	$6,351	$6,135	$6,058	$5,958
Securities	1,239	878	890	877	911
Other	22	5	1	1	3
Total interest income	8,528	7,234	7,026	6,936	6,872

INTEREST EXPENSE
Deposits	677	580	581	587	611
Borrowings	281	260	270	237	208
Total interest expense	958	840	851	824	819
NET INTEREST INCOME	7,570	6,394	6,175	6,112	6,053
PROVISION FOR LOAN LOSSES	450	700	450	2,820	720
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	7,120	5,694	5,725	3,292	5,333

OTHER INCOME
Service charges and fees	840	604	574	651	595
Income from fiduciary activities	126	114	102	99	126
Net realized gains on sales of securities	0	205	64	118	63
Gains on sales of loans, net	(11)	18	30	61	13
Earnings and proceeds on life insurance policies	283	166	167	167	167
Other	161	116	130	120	107
Total other income	1,399	1,223	1,067	1,216	1,071

OTHER EXPENSES
Salaries and employee benefits	3,070	2,248	2,303	2,152	2,175
Occupancy, furniture and equipment, net	755	487	495	511	473
Foreclosed real estate owned	119	432	31	475	47
FDIC insurance assessment	170	117	115	133	119
Merger related	1,659	5	-	-	-
Other	1,906	1,239	1,405	1,403	1,256
Total other expenses	7,679	4,528	4,349	4,674	4,070

INCOME (LOSS) BEFORE TAX	840	2,389	2,443	(166)	2,334
INCOME TAX EXPENSE (BENEFIT)	228	511	567	(294)	557
NET INCOME	$612	$1,878	$1,876	$128	$1,777

Basic earnings per share	$0.15	$0.51	$0.51	$0.04	$0.48

Diluted earnings per share	$0.15	$0.51	$0.51	$0.04	$0.48

Book Value per share	$25.94	$27.99	$27.88	$27.39	$27.42

Return on average equity (annualized)	5.45%	7.28%	7.33%	0.50%	6.95%
Return on average assets (annualized)	0.69%	0.99%	1.00%	0.07%	0.95%

Net interest spread (fte)	3.37%	3.63%	3.55%	3.58%	3.53%
Net interest margin (fte)	3.50%	3.79%	3.70%	3.73%	3.68%

Allowance for loan losses to total loans	0.87%	1.00%	1.35%	1.30%	1.06%
Net charge-offs to average loans (annualized)	0.05%	1.78%	0.08%	0.92%	0.68%
Nonperforming loans to total loans	0.32%	0.21%	1.21%	1.27%	1.69%
Nonperforming assets to total assets	0.68%	0.86%	1.28%	1.33%	1.40%